Exhibit 99.1

Erie Indemnity Reports Third Quarter 2016 Results
Earnings Up 15.8 percent, Net Income per Diluted Share Up 16.2 percent for the Quarter

Erie, Pa. - October 27, 2016 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the quarter ending September 30, 2016. Net income was $57.4 million, or $1.09 per diluted share, in the third quarter of 2016, compared to $49.6 million, or $0.94 per diluted share, in the third quarter of 2015. Net income was $164.6 million, or $3.14 per diluted share, in the first nine months of 2016, compared to $144.5 million, or $2.75 per diluted share, in the first nine months of 2015.
"Revenue growth once again outpaced expense growth in the third quarter, resulting in an increase in earnings per share and an improved margin", said Tim NeCastro, CEO.

3Q and Nine Months 2016
(dollars in thousands)	3Q'15	3Q'16	2015	2016
Net revenue from operations	$68,289	$82,255	$190,702	$235,679
Total investment income	7,220	4,326	29,464	14,289
Income before income taxes	75,509	86,581	220,166	249,968
Income tax expense	25,947	29,205	75,621	85,388
Net income	$49,562	$57,376	$144,545	$164,580
Gross margin from operations	17.2%	19.7%	16.6%	19.4%

3Q 2016 Highlights
Net revenue from operations before taxes increased $14.0 million, or 20.5 percent, in the third quarter of 2016 compared to the third quarter of 2015.

•	Management fee revenue increased $22.0 million, or 5.6 percent, in the third quarter of 2016 compared to the third quarter of 2015.

•	Commissions increased $8.7 million in the third quarter of 2016 compared to the third quarter of 2015, as a result of the 5.5 percent increase in direct and assumed premiums written by the Exchange.

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Non-commission expense decreased $0.9 million in the third quarter of 2016 compared to the third quarter of 2015. Information technology costs increased $3.2 million primarily due to increased professional fees somewhat offset by a decrease in personnel costs. Customer service costs decreased $1.9 million primarily due to decreased credit card processing fees. Administrative and other costs decreased $1.4 million primarily due to decreased personnel costs somewhat offset by an increase in professional fees. Personnel costs in all expense categories were impacted by decreased pension costs primarily due to an increase in the pension discount rate.

•	The gross margin in the third quarter of 2016 was 19.7 percent compared to 17.2 percent in the third quarter of 2015.

Income from investments before taxes totaled $4.3 million in the third quarter of 2016 compared to $7.2 million in the third quarter of 2015. Losses from limited partnerships were $1.7 million in the third quarter of 2016 compared to earnings of $3.8 million in the third quarter of 2015, while net realized gains on investments were $0.7 million in the third quarter of 2016 compared to realized losses of $0.5 million in the third quarter of 2016.

Nine Months 2016 Highlights
Net revenue from operations before taxes increased $45.0 million, or 23.6 percent, in the first nine months of 2016 compared to the first nine months 2015.

•	Management fee revenue increased $68.6 million, or 6.1 percent, in the first nine months of 2016 compared to the first nine months 2015.

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Commissions increased $35.8 million in the first nine months of 2016 compared to the first nine months 2015, primarily as a result of the 6.1 percent increase in direct and assumed premiums written by the Exchange, while the remaining portion of the increase was due to higher agent incentive costs primarily related to profitable growth.

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Non-commission expense decreased $12.9 million in the first nine months of 2016 compared to the first nine months 2015.  Information technology costs decreased $6.4 million primarily due to decreased personnel costs and professional fees. Customer service costs decreased $2.9 million primarily due to decreased credit card processing fees.  Administrative and other expenses decreased $3.8 million primarily due to decreased personnel costs somewhat offset by an increase in professional fees. Personnel costs in all expense categories were impacted by decreased pension costs primarily due to an increase in the pension discount rate.

•	The gross margin in the first nine months of 2016 was 19.4 percent compared to 16.6 percent in the first nine months 2015.

Income from investments before taxes totaled $14.3 million in the first nine months of 2016 compared to $29.5 million in the first nine months 2015. Losses from limited partnerships were $0.3 million in the first nine months of 2016 compared to earnings of $16.9 million in the first nine months 2015.

Webcast Information
Indemnity has scheduled a conference call and live audio broadcast on the Web for 10:00 AM ET on October 28, 2016. Investors may access the live audio broadcast by logging on to www.erieinsurance.com. Indemnity recommends visiting the website at least 15 minutes prior to the Webcast to download and install any necessary software. A Webcast audio replay will be available on the Investor Relations page of the Erie Insurance website by 12:30 PM ET.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 10th largest homeowners insurer and 12th largest automobile insurer in the United States based on direct premiums written and the 15th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has more than 5 million policies in force and operates in 12 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 company.
News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

•	dependence upon our relationship with the Erie Insurance Exchange ("Exchange") and the management fee under the agreement with the subscribers at the Exchange;

•	costs of providing services to the Exchange under the subscriber’s agreement;

•	credit risk from the Exchange;

•	dependence upon our relationship with the Exchange and the growth of the Exchange, including:

◦	general business and economic conditions;

◦	factors affecting insurance industry competition;

◦	dependence upon the independent agency system; and

◦	ability to maintain our reputation for customer service;

•	dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:

◦	the Exchange’s ability to maintain acceptable financial strength ratings;

◦	factors affecting the quality and liquidity of the Exchange’s investment portfolio;

◦	changes in government regulation of the insurance industry;

◦	emerging claims and coverage issues in the industry; and

◦	severe weather conditions or other catastrophic losses, including terrorism;

•	ability to attract and retain talented management and employees;

•	ability to maintain uninterrupted business operations;

•	factors affecting the quality and liquidity of our investment portfolio;

•	our ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigation.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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